Exhibit 21.1

Subsidiaries of EpiCept Corporation

EpiCept GmbH:  Germany

Maxim Pharmaceuticals Inc.:  Delaware

Cytovia, Inc.:  Delaware

EpiCept Israel Ltd.:  Israel